Exhibit 99
FORM 3 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	Prospect Venture Partners II, L.P. (“PVP II”)
Prospect Associates II, L.P. (“PA II”)
Prospect Management Co. II, L.L.C. (“PMC II”)
James B. Tananbaum, M.D.
Russell C. Hirsch, M.D., Ph.D.
David Schnell, M.D.

Address:	c/o Prospect Venture Partners
435 Tasso Street, Suite 200
Palo Alto, California 94301

Designated Filer:	Prospect Venture Partners II, L.P.

Issuer and
Ticker Symbol:	Amicus Therapeutics, Inc. (FOLD)

Date of Event:	May 30, 2007
Each of the following is a Joint Filer with PVP II and shares voting and investment power over the securities set forth on the attached Form 3:
PMC II serves as the general partner of PVP II and PA II. PMC II has sole voting and investment control over the respective shares owned by PVP II and PA II. James B. Tananbaum, M.D., Russell C. Hirsch, M.D., Ph.D. and David Schnell, M.D. are Managing Directors of PMC II and shares voting and investment power over the shares owned by PVP II and PA II.
Each reporting person disclaims beneficial ownership of the shares reported herein, except to the extent of his proportionate pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated Prospect Venture Partners II, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed Dave Markland as its attorney-in-fact for the purpose of making reports relating to transactions in Amicus Therapeutics, Inc. Common Stock.

PROSPECT VENTURE PARTNERS II, L.P. By Prospect Management Co. II, L.L.C. Its General Partner
By:	/s/ Dave Markland, Attorney in Fact for

Name:	Prospect Venture Partners II, L.P.
Managing Director

PROSPECT ASSOCIATES II, L.P. By Prospect Management Co. II, L.L.C. Its General Partner
By:	/s/ Dave Markland, Attorney in Fact for

Name:	Prospect Associates II, L.P.
Managing Director

PROSPECT MANAGEMENT CO. II, L.L.C.
By:	/s/ Dave Markland, Attorney in Fact for

Name:	Prospect Management Co. II, LLC
Managing Director

/s/ Dave Markland, Attorney in Fact for
James B. Tananbaum, M.D.

/s/ Dave Markland, Attorney in Fact for
Russell C. Hirsch, M.D., Ph.D.

/s/ Dave Markland, Attorney in Fact for
David Schnell, M.D.